                                                                    EXHIBIT 11.1
                                                                     PAGE 1 OF 5

                            HEALTHCOR HOLDINGS, INC.

                   COMPUTATION OF NET INCOME PER COMMON SHARE

                                                                                  YEAR ENDED
                                                                               DECEMBER 31, 1993
                                                                               -----------------
Net income...................................................................     $1,532,531
                                                                                  ----------
Shares:
  Weighted average number of common shares issued............................      2,641,329
  Assuming exercise of options reduced by the number of common shares which could have been purchased with the proceeds from exercise of such
     options.................................................................        199,003
  Assuming conversion of Series A preferred stock............................      2,000,000
  Assuming conversion of Series B preferred stock............................      1,562,516
                                                                                  ----------
  Weighted average number of common shares outstanding, as adjusted..........      6,402,848
                                                                                  ==========
Net income per common share..................................................     $      .24
                                                                                  ==========

                                                                    EXHIBIT 11.1
                                                                     PAGE 2 OF 5

                            HEALTHCOR HOLDINGS, INC.

                   COMPUTATION OF NET INCOME PER COMMON SHARE

                                                                                  YEAR ENDED
                                                                               DECEMBER 31, 1994
                                                                               -----------------
Net income...................................................................     $ 2,026,556
                                                                                  -----------
Shares:
  Weighted average number of common shares issued............................       2,957,778
  Assuming exercise of options reduced by the number of common shares which could have been purchased with the proceeds from exercise of such
     options.................................................................         192,488
  Assuming conversion of Series A preferred stocks...........................       2,000,000
  Assuming conversion of Series B preferred stocks...........................       1,339,297
                                                                                  -----------
  Weighted average number of common shares outstanding, as adjusted..........       6,489,563
                                                                                  ===========
Net income per common share..................................................     $       .31
                                                                                  ===========

                                                                    EXHIBIT 11.1
                                                                     PAGE 3 OF 5

                            HEALTHCOR HOLDINGS, INC.

                   COMPUTATION OF NET INCOME PER COMMON SHARE

                                                                                  YEAR ENDED
                                                                               DECEMBER 31, 1995
                                                                               -----------------
Net income...................................................................     $ 3,583,525
                                                                                  -----------
Shares:
  Weighted average number of common shares issued............................       2,959,650
  Assuming exercise of options reduced by the number of common shares which could have been purchased with the proceeds from exercise of such
     options.................................................................         246,668
  Assuming conversion of Series A preferred stocks...........................       2,000,000
  Assuming conversion of Series B preferred stocks...........................       1,339,297
                                                                                  -----------
  Weighted average number of common shares outstanding, as adjusted..........       6,545,615
                                                                                  ===========
Net income per common share..................................................     $       .55
                                                                                  ===========

                                                                    EXHIBIT 11.1
                                                                     PAGE 4 OF 5

                            HEALTHCOR HOLDINGS, INC.

                   COMPUTATION OF NET INCOME PER COMMON SHARE

                                                                                 THREE MONTHS
                                                                                     ENDED
                                                                                MARCH 31, 1996
                                                                               -----------------
Net income...................................................................     $   971,286
                                                                                  -----------
Shares:
  Weighted average number of common shares issued............................       2,959,099
  Assuming exercise of options reduced by the number of common shares which could have been purchased with the proceeds from exercise of such
     options.................................................................         245,034
  Assuming conversion of Series A preferred stocks...........................       2,000,000
  Assuming conversion of Series B preferred stocks...........................       1,339,297
                                                                                  -----------
  Weighted average number of common shares outstanding, as adjusted..........       6,543,430
                                                                                  ===========
Net income per common share..................................................     $       .15
                                                                                  ===========

                                                                    EXHIBIT 11.1
                                                                     PAGE 5 OF 5

                            HEALTHCOR HOLDINGS, INC.

                   COMPUTATION OF NET INCOME PER COMMON SHARE

                                                                                 THREE MONTHS
                                                                                     ENDED
                                                                                MARCH 31, 1995
                                                                               -----------------
Net income...................................................................     $   702,683
                                                                                  -----------
Shares:
  Weighted average number of common shares issued............................       2,959,005
  Assuming exercise of options reduced by the number of common shares which could have been purchased with the proceeds from exercise of such
     options.................................................................         190,918
  Assuming conversion of Series A preferred stocks...........................       2,000,000
  Assuming conversion of Series B preferred stocks...........................       1,339,297
                                                                                  -----------
  Weighted average number of common shares outstanding, as adjusted..........       6,489,220
                                                                                  ===========
Net income per common share..................................................     $       .11
                                                                                  ===========